Exhibit 99.1

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

ELK ASSOCIATES FUNDING CORPORATION	)
)
Plaintiff,	)
) Civil Action No. 12-0438 (CKK)
v.	)
)
UNITED STATES SMALL BUSINESS	)
ADMINISTRATION, et al.,	)
)
Defendants.	)
)

NOTICE OF POTENTIAL SETTLEMENT

In light of the pending motion for summary judgment (ECF No. 42) and motion for leave to serve discovery (ECF No. 45), the parties, by undersigned counsel, hereby provide notice to the Court that Elk Associates Funding Corporation (“ELK”) and the United States Small Business Administration (“SBA”) have reached an agreement in principle that will have as one of its terms the dismissal with prejudice of the above-captioned action, and that ELK and SBA expect to memorialize that agreement shortly and to thereafter file a stipulation of dismissal of this action with prejudice.

Unless otherwise directed by the Court, the parties will file a status report within 30 days of this notice if a stipulation of dismissal has not been filed before that time.

Dated: October 26, 2012	Respectfully submitted,

/s/ William S. Heyman	/s/ Justin V. Shur
William S. Heyman (D.C. Bar # 47345)
Don P. Foster (admitted pro hac vice)
Offit Kurman, P.A.
8171 Maple Lawn Blvd, Suite 200
Fulton, Maryland 20759
(443) 738-1593 (phone)
(443) 738-1535 (facsimile)
wheyman@offitkurman.com
dfoster@offitkurman.com
Counsel for Plaintiff

Justin V. Shur (D.C. Bar # 973855)
MOLOLAMKEN LLP
The Watergate, Suite 660
600 New Hampshire Avenue, N.W.
Washington, D.C. 20037
(202) 556-2000 (telephone)
(202) 556-2001 (facsimile)
jshur@mololamken.com
Counsel for Plaintiff

RONALD C. MACHEN JR.
D.C. BAR # 447889
United States Attorney for the District of Columbia

DANIEL F. VAN HORN
D.C. BAR # 924092
Civil Chief

By:	/s/ Jeremy S. Simon
JEREMY S. SIMON, D.C. BAR #447956
Assistant United States Attorney
555 4th Street, N.W.
Washington, D.C. 20530
(202) 307-0406
Jeremy.simon@usdoj.gov

Counsel for Defendants